September 29, 2014 Allergan Perspective on Valeant Pharmaceuticals International, Inc. Sales Growth Numbers Exhibit 99.1

Important Information
Information contained in this presentation regarding Valeant Pharmaceuticals International, Inc. (“Valeant”) is taken directly from the information publicly disclosed by Valeant and we do not make any representations or warranties, either express or implied, with respect to such information’s accuracy or completeness. In addition, certain other information contained in this presentation is based on publicly available sources as of the date of this presentation, and while we have no reason to believe that such information is not accurate, we can provide no such assurances with respect thereto. This presentation was prepared with the assistance of Allergan’s independent financial consultants and forensic accountants, Alvarez & Marsal and FTI Consulting. The information in this presentation represents the opinions of Allergan and investors and stockholders should make their own independent investigations of the matters referenced in this presentation and draw their own conclusions.

Perspective on Valeant’s Sales Growth Numbers
•
On September 24, 2014, Valeant provided an update on
third quarter 2014 results
•
Q3 2014 growth numbers provided by Valeant should be
viewed in perspective of their Q3 2013 results

Valeant Quarterly Sales Growth
All data verified by forensic accountants. All data from Valeant public filings. Figures not adjusted for currency or divestitures. Results for all periods include divested Injectable business. Represents product sales only and is on a pro forma basis. Bausch & Lomb Q1’12, Q2’12, Q1’13, Q2’13 from Bausch & Lomb financial statements included in VRX 6/10/13 and 10/21/13 8Ks. Q3’13 amount derived from subtracting other three quarters from FY13 amount per slide 150 of
Valeant 5/28/14 presentation. Q3’12 amount derived from subtracting other three quarters from FY12 amount per Bausch & Lomb audited financial statements.
1 Based on Sept. 24, 2014 Valeant press release
YOY Growth Q1’13 Q2’13 Q3’13 Q4’13 Q1’14 Q2’14
Q3’14¹
Total Valeant
(excluding
Generics)
1% 5% -3% 8% 1% 7%
Total Valeant 5% 6% -9% 4% -1% 4% 15%
Impact of
Generics on
Total Valeant
Growth
4% 1% -6% -4% -2% -3%

Q3’14 growth positively affected by a weak Q3’13
(B&L acquisition on August 6, 2013)

$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
Sales $M
12%
10%
8%
6%
4%
2%
0%
-2%
-4%
-6%
-8%
-10%
$764
$812
$712
$843
$810
$891
$783 2
5%
5%
-7%
9%
6%
10%
10% 1
Q1'13
Q2'13
Q3'13
Q4'13
Q1'14
Q2'14
Q3'14
Sales
Sales Growth

ALLERGAN

Our pursuit. Life's potential.®

Bausch & Lomb Quarterly Sales
All data verified by forensic accountants. All data from Valeant public filings. Bausch & Lomb Q1’12, Q2’12, Q1’13, Q2’13 from Bausch & Lomb financial statements included in VRX 6/10/13 and 10/21/13 8Ks. Q3’13 amount derived from subtracting other three quarters from FY13 amount per slide 150 of
Valeant 5/28/14 presentation. Q3’12 amount derived from subtracting other three quarters from FY12 amount per Bausch & Lomb audited financial
statements.Figures not adjusted for currency or divestitures.
1 Based on Sept. 24, 2014 Valeant press release
2 Calculated using 10% Q3’14 Bausch & Lomb update as provided by Valeant on Sept. 24, 2014 over Q3’13 actual sales dollars.

• Q3’14 growth positively affected by a weak Q3’13
(B&L acquisition on August 6, 2013)
• Q4’14 YOY growth will be against a more difficult comparable (Q4’13)

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September 29, 2014 Allergan Perspective on Valeant Pharmaceuticals International, Inc. Sales Growth Numbers